EXHIBIT 99

FOR IMMEDIATE RELEASE

ITLA CAPITAL CORPORATION ANNOUNCES

ANNUAL SHAREHOLDERS MEETING

La Jolla, California (April 30, 2003)-----ITLA Capital Corporation (NASDAQ-ITLA) announced today that its Annual Shareholders Meeting will take place at 2:00 p.m. PDT, on July 30, 2003, at the Hyatt Regency at 3777 La Jolla Village Drive, San Diego, California. The voting record date shall be Friday, June 20, 2003.

ITLA Capital Corporation is the largest financial services company headquartered in San Diego, California, and conducts its operations through Imperial Capital Bank, Imperial Capital Real Estate Investment Trust and the Lewis Horwitz Organization. Imperial Capital Bank has six branches located in California (San Francisco, Encino, Beverly Hills, Glendale, Costa Mesa and Del Mar) and one branch in Nevada (Carson City).

For additional information, contact Timothy M. Doyle, Sr. Managing Director and Chief Financial Officer at (858) 551-0511.